EXHIBIT 99.1


         MILACRON
--------------------------
MANUFACTURING TECHNOLOGIES                                        NEWS RELEASE

CONTACT: AL BEAUPRE (513) 487-5918


                  MILACRON'S FIRST QUARTER SALES AND EARNINGS
                  WITHIN GUIDANCE EXCLUDING REFINANCING COSTS

                             --------------------


             EARNINGS RELEASE AND CONFERENCE CALL SET FOR APRIL 26


CINCINNATI, Ohio - April 7, 2004...Milacron Inc. (NYSE: MZ), a leading global supplier of plastics-processing technologies and industrial fluids, announced today its sales and segment earnings for the first quarter ended March 31, 2004 should be within the range of its most recent guidance, issued February
11. Segment earnings do not include approximately $6.5 million of refinancing costs incurred in pursuing various alternatives to the company's March 12 refinancing of $200 million in debt and other obligations.

Following its usual practice, on April 26 Milacron will release its results in the morning before the market opens. At 11:00 a.m. EDT, management will conduct an open investor conference call to discuss the first quarter along with the current outlook. The call can be accessed live via the company's website, www.milacron.com. For analysts and investors wishing to ask questions, the dial-in number will be (913) 981-4910. A recording of the conference call will be available from 2:00 p.m. EDT, Monday, April 26, through midnight Monday, May 3, and may be accessed on Milacron's website or by dialing (719) 457-0820 or (888) 203-1112 and providing the access code:
757407.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.

                             --------------------


First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's web site or call the toll-free investor hot line: 800-909-MILA (800-909-6452).


                                    - end -



 MILACRON INC. - 2090 FLORENCE AVE. - CINCINNATI, OHIO 45206 - 513.487.5000 -
                               WWW.MILACRON.COM